UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2005

VESTIN FUND II, LLC

(Exact name of registrant as specified in charter)

Nevada	333-52484	88-0481336

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8379 West Sunset Road Las Vegas, Nevada		89113

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

     As previously disclosed, the staff of the Pacific Regional Office of the Securities and Exchange Commission (“SEC”) has been conducting an informal inquiry into certain matters related to Vestin Fund II, LLC (the “Company”), Vestin Group, Inc. (“Vestin”), Vestin Fund I, LLC (“Fund I”), and Vestin Fund III, LLC (together with the Company and Fund I, the “Funds”). The Company has fully cooperated during the course of the informal inquiry. On January 6, 2005 the Company received from the SEC an “Order Directing Private Investigation and Designating Officers to Take Testimony” which appears to focus on the financial reporting of the Funds. The Company intends to continue to cooperate fully in this matter and believes that it has complied with SEC disclosure requirements. The Company cannot predict the outcome of this matter.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VESTIN FUND II, LLC
	By:	Vestin Mortgage, Inc., its sole manager

Date: January 7, 2005	/s/ MICHAEL V. SHUSTEK
Michael V. Shustek
Chief Executive Officer